As filed with the Securities and Exchange Commission on September 7, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

National Financial Partners Corp.

(Exact name of registrant as specified in its charter)

Delaware	13-4029115
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

340 Madison Avenue, 20th Floor

New York, New York 10173

(212) 301-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stancil E. Barton, Esq.

Executive Vice President and General Counsel

National Financial Partners Corp.

340 Madison Avenue, 20th Floor

New York, New York 10173

Telephone: (212) 301-4000

Facsimile: (212) 301-4001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

Phyllis G. Korff, Esq.

Dwight S. Yoo, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Telephone: (212) 735-3000

Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (2)(3)	Proposed maximum offering price per unit (2)(3)	Proposed maximum aggregate offering price	Amount of registration fee
Primary Offering:
Common Stock, par value $0.10 per share			(2)	(2)
Preferred Stock, par value $0.01 per share			(2)	(2)
Debt Securities			(2)	(2)
Warrants			(2)	(2)
Total Primary Offering	$500,000,000		$500,000,000(5)	$48,132(4)(5)
Secondary Offering:
Common Stock, par value $0.10 per share	(6)	(6)	(6)	$0(6)
Total				$48,132(5)(6)

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)	With respect to the primary offering, not required to be included pursuant to Form S-3 General Instruction II.D.
(3)	We are registering an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $500,000,000, which may be offered by us from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. In addition, up to 5,000,000 shares of our common stock may be sold pursuant to this registration statement by the selling stockholders described herein.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act.
(5)	The $500,000,000 of securities registered hereunder for sale by the registrant includes $80,000,000 of securities (the “Primary Unsold Securities”) registered pursuant to Registration Statement No. 333-161481 (the “Prior Registration Statement”), originally filed with the Securities and Exchange Commission on August 21, 2009 and declared effective on September 8, 2009, that have not been issued and sold by the registrant. Pursuant to Rule 415(a)(6) under the Securities Act, $4,464 of filing fees previously paid in connection with the Primary Unsold Securities will continue to be applied to the Primary Unsold Securities. In accordance with Rule 415(a)(6), the offering of such securities on the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement. A filing fee of $48,132 is paid herewith in connection with the $420,000,000 of new securities registered hereunder.
(6)	The 5,000,000 shares of common stock registered hereunder for sale by certain selling stockholders include 5,000,000 shares of common stock (the “Secondary Unsold Securities”) registered pursuant to the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, $2,428 of filing fees previously paid in connection with the Secondary Unsold Securities will continue to be applied to the Secondary Unsold Securities. In accordance with Rule 415(a)(6), the offering of such securities on the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 7, 2012

National Financial Partners Corp.

Common Stock

Preferred Stock

Debt Securities

Warrants

National Financial Partners Corp., from time to time, may offer to sell common stock, preferred stock, debt securities and warrants. In addition, selling stockholders to be named in a prospectus supplement may offer, from time to time, shares of our common stock. The preferred stock, debt securities and warrants may be convertible into or exercisable or exchangeable for our common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “NFP.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2012

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings and selling stockholders to be named in a prospectus supplement may, from time to time, sell common stock in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer as well as the shares of common stock that selling stockholders may offer. Each time we sell securities or the selling stockholders sell shares of common stock, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should assume that the information in this prospectus is accurate only as of the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s Web site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the SEC’s Public Reference Room, as well as through the SEC’s Web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” documents we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, or any information furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K unless we explicitly state such information is to be considered “filed.”

We incorporate by reference into this prospectus the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the completion of the offering of all securities covered by the respective prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 13, 2012;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, filed on May 1, 2012, and June 30, 2012, filed on August 1, 2012;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed on April 9, 2012, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2011;

•	our Current Reports on Form 8-K filed on March 12, 2012 and May 24, 2012; and

•

the description of our common stock contained in the Registration Statement on Form 8-A, filed on August 22, 2003, to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at:

National Financial Partners Corp.

340 Madison Avenue, 20th Floor

New York, New York 10173

Attention: Office of the General Counsel

Telephone: (212) 301-4000

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Exchange Act. We may from time to time make statements, including certain statements in this prospectus, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” “may,” “project,” “will,” “continue” and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and our operations or strategy.

These forward-looking statements are based on management’s current views with respect to future results, and are subject to risks and uncertainties. Forward-looking statements are based on beliefs and assumptions made by management using currently-available information, such as market and industry materials, experts’ reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. These factors include, without limitation: (1) our ability to execute on our strategy of increasing recurring revenue and other business initiatives; (2) our ability, through our operating structure, to respond quickly to operational, financial or regulatory situations impacting our businesses; (3) the ability of our businesses to perform successfully following acquisition, including through the diversification of product and service offerings, and our ability to manage our business effectively and profitably through our principals and employees and through our reportable segments; (4) any losses that we may take with respect to dispositions, restructures, the collectability of amounts owed to us or otherwise; (5) seasonality or an economic environment that results in fewer sales of financial products or services; (6) our success in acquiring and retaining high-quality independent financial services businesses and their managers and key producers, and our ability to retain our broker-dealers’ financial advisors and recruit new financial advisors; (7) changes in premiums and commission rates or the rates of other fees paid to our businesses, due to requirements related to medical loss ratios stemming from the Patient Protection and Affordable Care Act or otherwise; (8) our ability to operate effectively within the restrictive covenants of our credit facility; (9) changes that adversely affect our ability to manage our indebtedness or capital structure, including changes in interest rates or credit market conditions; (10) the impact of capital markets behavior, such as fluctuations in the price of our common stock, or the dilutive impact of capital raising efforts; (11) adverse results or other consequences from matters including litigation, arbitration, settlements, regulatory investigations or compliance initiatives, such as those related to business practices, compensation agreements with insurance companies, policy rescissions or chargebacks, or activities within the life settlements industry; (12) the impact of legislation or regulations on our businesses, such as the possible adoption of exclusive federal regulation over interstate insurers, the uncertain impact of legislation regulating the financial services industry, such as the recent Dodd-Frank Wall Street Reform and Consumer Protection Act, the impact of the adoption of the Patient Protection and Affordable Care Act and resulting changes in business practices, potential changes in estate tax laws, or changes in regulations affecting the value or use of benefits programs, any of which may adversely affect the demand for or profitability of our services; (13) adverse developments in our markets, such as those related to compensation agreements with insurance companies or activities within the life settlements industry, which could result in decreased sales of financial products or services; (14) the effectiveness or financial impact of our incentive plans; (15) the impact of the adoption or change in interpretation of certain accounting treatments or policies and changes in underlying assumptions relating to such treatments or policies, which may lead to adverse financial statement results; (16) the loss of services of key members of senior management; (17) failure by our broker-dealers to comply with net capital requirements; (18) our ability to compete against competitors with greater resources, such as those with greater name recognition; (19) developments in the availability, pricing, design, tax treatment or underwriting of insurance products, including insurance carriers’ potential change in accounting for deferred acquisition costs, revisions in mortality tables by life expectancy underwriters or changes in our relationships with insurance companies; (20) the reduction of our revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements and the adoption of internal initiatives to enhance compensation transparency, including the transparency of fees paid for life settlements transactions; (21) the occurrence of adverse economic conditions or an adverse legal or regulatory climate in New York, Florida or California; and (22) our ability to effect smooth succession planning.

Additional factors are set forth in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 13, 2012. Forward-looking statements speak only as of the date on which they are made. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

NATIONAL FINANCIAL PARTNERS CORP.

We and our benefits, insurance and wealth management businesses provide a full range of advisory and brokerage services to our clients. We serve corporate and high net worth individual clients throughout the United States and in Canada, with a focus on the middle market and entrepreneurs.

Founded in 1998, we have grown organically and through acquisitions, operating in the independent distribution channel. This distribution channel offers independent advisors the flexibility to sell products and services from multiple non-affiliated providers to deliver objective, comprehensive solutions. The number of products and services available to independent advisors is large and can lead to a fragmented marketplace. We facilitate the efficient sale of products and services in this marketplace by using our scale and market position to contract with leading product providers. These relationships foster access to a broad array of insurance and financial products and services as well as better underwriting support and operational services. In addition, we are able to operate effectively in this distribution channel by leveraging financial and intellectual capital, technology solutions, the diversification of product and service offerings, and regulatory compliance support across our company. Our marketing and wholesale organizations also provide an independent distribution channel for benefits, insurance and wealth management products and services, serving both third-party affiliates as well as member company-owned businesses.

We have organized our businesses into three reportable segments: the Corporate Client Group, or CCG, the Individual Client Group, or ICG and the Advisor Services Group, or ASG. The CCG is one of the leading corporate benefits advisors in the middle market, offering independent solutions for health and welfare, retirement planning, executive benefits, and property and casualty insurance. The ICG is a leader in the delivery of independent life insurance, annuities, long-term care and wealth transfer solutions for high net worth individuals and includes wholesale life brokerage, retail life and wealth management services. The ASG, including NFP Securities, Inc., a leading independent broker-dealer and corporate registered investment advisor, serves independent financial advisors whose clients are high net worth individuals and companies by offering broker-dealer and asset management products and services. We promote collaboration among our business lines to provide our clients the advantages of a single coordinated resource to address their corporate and individual benefits, insurance and wealth management planning needs.

We enhance our competitive position by offering our clients a broad array of insurance and financial solutions. Our continued investments in marketing, compliance and product support provide our independent advisors with the resources to deliver strong client service. We believe our operating structure allows our businesses to effectively and objectively serve clients at the local level while having access to the resources of a national company. Our senior management team is composed of experienced insurance and financial services leaders. Our principals and employees who manage the day-to-day operations of our businesses are professionals who are well positioned to understand client needs.

Our principal and executive offices are located at 340 Madison Avenue, 20th Floor, New York, New York, 10173 and the telephone number is (212) 301-4000. On our Web site, http://www.nfp.com, we post the following filings as soon as reasonably practicable after they are electronically filed or furnished with the SEC: our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our proxy statements on Schedule 14A, our current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13 or 15(d) of the Exchange Act. All such filings on our Web site are available free of charge. Information on our Web site does not constitute part of this prospectus.

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 13, 2012, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” on page ii of this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling stockholder named in such prospectus supplement.

SELLING STOCKHOLDERS

This prospectus relates in part to the possible sale by certain of our stockholders, or the selling stockholders, who own shares of common stock acquired through privately-negotiated transactions exempt from registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder, for transactions by an issuer not involving a public offering. The selling stockholders are parties to either a second amended and restated stockholders agreement or a lock-up agreement with us, and have certain “piggyback” registration rights, as described in more detail in “Description of Common Stock.”

Because these “piggyback” registration rights are exercisable at the option of the selling stockholders, at this time we are unable to identify with certainty the selling stockholders who may choose to participate in a future public offering of common stock. As of September 4, 2012, up to 1,291,081 shares of common stock had the benefit of “piggyback” registration rights. Specific information about any such selling stockholders will be set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our consolidated ratio of earnings to combined fixed charges and preferred dividends for the periods indicated.

	Six Months Ended June 30, 2012		Years Ended December 31,
			2011		2010		2009		2008		2007
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	2.24	x	3.92	x	3.70	x	N/M	(a)	2.44	x	4.88	x

(a)	Earnings for the year ended December 31, 2009 were inadequate to cover fixed charges. Earnings available for fixed charges had to be approximately $29.9 million in order to attain a ratio of earnings to combined fixed charges and preferred dividends of one-to-one.

For the purpose of computing the ratio of earnings to combined fixed charges and preferred dividends, earnings consist of:

•	pre-tax income from continuing operations; plus

•	fixed charges.

Combined fixed charges consist of:

•	interest (whether expensed or capitalized) on our credit facility and applicable convertible senior notes; plus

•	amortization of expenses related to our credit facility and applicable convertible senior notes; plus

•	the portion of rental expense which we estimate to be representative of the interest factors in our leases.

Dividends paid on preference securities issued would be included as fixed charges and therefore impact the ratio of earnings to combined fixed charges and preferred dividends. As of the date of this prospectus, we have not issued any shares of our preferred stock.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is only a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated by-laws, each of which has been filed with the SEC.

General

As of date of this prospectus, we are authorized to issue up to 180,000,000 shares of common stock, par value $0.10 per share. As of September 4, 2012, there were 40,010,237 shares of our common stock outstanding.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Each matter properly presented at any annual or special meeting of stockholders shall be decided by a majority of the votes cast on the matter, provided that if the number of director nominees exceeds the number of directors to be elected, it shall be considered a contested election, and the director nominees receiving a plurality of the votes at any such meeting and entitled to vote on the election of directors shall be elected. The common stock shall vote together as a single class. Except as required by law and by the terms of any series of preferred stock designated by the board of directors pursuant to our amended and restated certificate of incorporation, the common stock shall have the exclusive right to vote for the election of directors and for all other purposes.

Dividends

Subject to any preference rights of holders of preferred stock, the holders of common stock are entitled to receive dividends, if any, declared from time to time by the board of directors out of legally available funds.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment of all our liabilities and obligations and after payment has been made to holders of each series of preferred stock, if any, of the full amount to which they are entitled, holders of shares of common stock will be entitled to share, ratably according to the number of shares of common stock held by them, in all remaining assets available for distribution to holders of the common stock.

Other Rights

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Stockholders Agreement

Certain of our stockholders who received shares of our common stock directly from us prior to our 2003 initial public offering as consideration in connection with the acquisition of a business with which such stockholders were associated or affiliated, and their transferees, are parties to a second amended and restated stockholders agreement, or the stockholders agreement, with us. The following is a summary of material provisions of the stockholders agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the stockholders agreement, the form of which is an exhibit to the registration statement of which this prospectus is a part.

Each stockholder that is a party to the stockholders agreement is prohibited from entering into any voting trust or similar agreement or act in a manner that is inconsistent with the terms of the stockholders agreement.

The stockholders that are party to the stockholders agreement have “piggyback” registration rights. After receiving notice of a public offering initiated by us, and subject to certain conditions, the “piggyback” registration rights allow them to include the shares of common stock that they own in such public offering, up to an aggregate maximum as determined in the manner described in the stockholders agreement. The “piggyback” registration rights of these stockholders are subject to proportional cutbacks by the underwriters in the manner described in the stockholders agreement. In addition, each of our stockholders party to the stockholders agreement agrees that it will not transfer any shares of our common stock during the period beginning 14 days prior to and ending 180 days after the date of the final prospectus or other offering document (or such shorter period as the managing underwriters may agree with us or the sellers).

Subject to certain conditions, the stockholders agreement may be amended with the written consent of us and such stockholders party to the stockholders agreement holding more than 50% of the then outstanding shares of common stock held by all such stockholders.

Lock-Up Agreement

Each of our stockholders that initially acquired or, in the ordinary course, will initially acquire its shares of our common stock directly from us after our September 2003 initial public offering as consideration (including any contingent consideration received by such stockholder at any time) in connection with the acquisition of a business with which such stockholder was affiliated or associated has entered or will enter into a lock-up agreement with us. The following is a summary of material provisions of the lock-up agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the lock-up agreement, the form of which is an exhibit to the registration statement of which this prospectus is a part.

Under the terms of the lock-up agreement, each of our stockholders party to a lock-up agreement agrees that it will not, subject to limited exceptions, transfer specified shares of our common stock, referred to in the lock-up agreement as “covered shares.” In addition, subject to certain exceptions, (i) if the stockholder acquired its shares of common stock on or prior to March 9, 2004, in each 12-month period commencing 24 months after the date on which such stockholder initially acquired shares from us, or (ii) if the stockholder acquired its shares of common stock after March 9, 2004, in each 12-month period commencing on the date that is 12 months after the date on which such stockholder initially acquired shares from us, it may transfer the aggregate of any holdover amount plus up to 20% of its applicable total shares, provided that commencing on the fifth anniversary of the date on which such stockholder initially acquired shares from us, it may freely transfer any of its remaining shares. Any covered shares that were eligible for sale, but were not in fact sold, in our previous underwritten offerings are currently eligible for sale pursuant to Rule 144 under the Securities Act, subject to certain exceptions.

The stockholders that are party to the lock-up agreement have “piggyback” registration rights, similar to those described above in “—Stockholders Agreement.” In addition, each of our stockholders party to a lock-up agreement agrees that it will not transfer any shares of our common stock during the period beginning 14 days prior to and ending 180 days after the date of the final prospectus or other offering document (or such shorter period as the managing underwriters may agree with us or the sellers).

Anti-Takeover Effects of Delaware Law, Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws

The following is a summary of certain provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated by-laws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Authorized But Unissued Shares

The authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special Meetings of Stockholders and Advance Notice Requirements for Stockholder Proposals

Our amended and restated by-laws provide that, except as otherwise required by law, a special meeting of stockholders can only be called by the: (i) chairman of the board of directors, (ii) chief executive officer or (iii) president, and shall be called by any such officer upon receipt of a written request made pursuant to a resolution of (i) a majority of the members of the board of directors or (ii) a committee of the board of directors that has been so designated by the board of directors and whose power and authority include calling such meetings. No stockholder may call a special meeting. Our amended and restated by-laws require compliance with certain provisions for stockholder proposals to be brought before an annual or special meeting of stockholders.

Delaware Business Combination Statute

We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction which would cause a change in our control.

Delaware law prohibits a publicly held corporation from engaging in a “business combination” with an “interested stockholder” for three years after the stockholder becomes an interested stockholder, unless the corporation’s board of directors and stockholders approve the business combination in a prescribed manner. An “interested stockholder” is a person who directly or indirectly owns 15% or more of the corporation’s outstanding voting stock. A “business combination” includes a merger, asset sale or other transaction which results in a financial benefit to the interested stockholder. Delaware law does not prohibit these business combinations if:

•

before the stockholder becomes an interested stockholder, the corporation’s board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder;

•	after the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the corporation’s outstanding stock; or

•

the corporation’s board approves the business combination and the holders of at least two-thirds of the corporation’s outstanding voting stock, which the interested stockholder does not own, authorize the business combination.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Computershare Shareowner Services LLC. Its address is 480 Washington Blvd., Jersey City, NJ 07310, and its telephone number at this location is (866) 637-7865.

Listing

Our common stock is listed on the NYSE under the symbol “NFP.”

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of the preferred stock sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. Particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to any series of preferred stock so offered will be described in the prospectus supplement relating to that preferred stock. You should also read the more detailed provisions of our amended and restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of our amended and restated certificate of incorporation, which has been filed with the SEC, and the certificate of designation relating to a particular series of preferred stock.

General

Under our amended and restated certificate of incorporation and amended and restated by-laws, our board of directors is authorized without further stockholder action to adopt resolutions, by an affirmative vote of a majority of the board, providing for the issuance of up to 200,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, and to fix by resolution any of the powers, designations, preferences and relative dividend participation, option or other rights thereof, including dividend rights, conversion rights, voting rights, redemption terms and liquidation preferences, and the number of shares constituting each such series. Preferred stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. As of the date of this prospectus, we had no shares of preferred stock outstanding.

The prospectus supplement relating to a particular series of preferred stock offered will describe the specific terms thereof, including, where applicable:

•	the title, designation, number of shares and stated value of the preferred stock;

•	the price at which the preferred stock will be issued;

•

the dividend rates, if any (or method of calculation), whether that rate is fixed or variable or both, and the dates on which dividends will be payable, whether those dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;

•	the dates on which the preferred stock will be subject to redemption and the applicable redemption prices;

•	any redemption or sinking fund provisions;

•	the convertibility or exchangeability of the preferred stock;

•	if other than United States dollars, the currency or currencies (including composite currencies) in which the preferred stock is denominated and/or in which payments will or may be payable;

•	the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or the value, rate or price relevant to that calculation;

•	the place where dividends and other payments on the preferred stock are payable and the identity of the transfer agent, registrar and dividend disbursement agent for the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	any additional dividend, liquidation, redemption, preemption, sinking fund, voting and other rights, preferences, privileges, limitations and restrictions.

The federal income tax consequences and special considerations applicable to any series of preferred stock will be generally described in the prospectus supplement related thereto.

Rank

Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank pari passu as to dividends and liquidation rights in all respects with each other series of preferred stock.

Dividends

Holders of preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends out of our assets legally available for payment, at those rates and on the dates as will be set forth in the prospectus supplement relating to that series of preferred stock. Each dividend will be payable to holders of record as they appear on our stock books on the record dates fixed by our board of directors or a duly authorized committee thereof. Different series of preferred stock may be entitled to dividends at different rates or based upon different methods of determination. Those rates may be fixed or variable or both. Dividends on any series of preferred stock may be cumulative or noncumulative as provided in the prospectus supplement relating thereto. Except as provided in the related prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets.

Liquidation Rights

Unless otherwise stated in the related prospectus supplement, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of common stock or any other class of stock ranking junior to that series of preferred stock upon liquidation, liquidating distributions in an amount set forth in the prospectus supplement related to that series of preferred stock, plus an amount equal to all accrued and unpaid dividends up to the date fixed for distribution for the current dividend period and, if that series of preferred stock is cumulative, for all dividend periods prior thereto, all as set forth in the prospectus supplement with respect to that series of preferred stock. If, upon our voluntary or involuntary liquidation, dissolution or winding up, amounts payable with respect to a series of preferred stock and any other shares of our capital stock ranking pari passu as to any distribution with that series of preferred stock are not paid in full, holders of that series of preferred stock and of such other shares will share ratably in any distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment in full of the liquidating distribution to which they are entitled, holders of preferred stock will not be entitled to any further participation in any distribution of our assets.

Neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, our consolidation or merger with or into any other corporation, nor the merger or consolidation of any other corporation into or with us, will be deemed to be a liquidation, dissolution or winding up of us.

Redemption and Sinking Fund

The terms, if any, on which shares of a series of preferred stock may be subject to optional or mandatory redemption, in whole or in part, or may have the benefit of a sinking fund, will be set forth in the prospectus supplement relating to that series. Restrictions, if any, on our repurchase or redemption of shares of a series of preferred stock while there is an arrearage in the payment of dividends or sinking fund installments will be set forth in the prospectus supplement relating to that series.

Voting Rights

The voting rights attaching to any series of preferred stock will be described in the applicable prospectus supplement.

Conversion and Exchange Rights

The terms, if any, on which shares of any series of preferred stock are convertible or exchangeable will be set forth in the prospectus supplement relating thereto. The prospectus supplement will describe the securities or rights into which the shares of preferred stock are convertible or exchangeable (which may include other preferred stock, debt securities, depositary shares, common stock, warrants or other of our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or a combination of the foregoing), and the terms and conditions upon which those conversions or exchanges will be effected including the initial conversion or exchange prices or rules, the conversion or exchange period and any other related provisions. Those terms may include provisions for conversion or exchange, the exchange or conversion period, provisions as to whether the conversion or exchange is mandatory, at the option of the holder, or at our option, and may include provisions pursuant to which the consideration to be received by holders of that series of preferred stock would be calculated as of a time and in the manner stated in the prospectus supplement.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for each series of preferred stock will be designated in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities, which will be issued under an indenture to be entered into between us and Wells Fargo Bank, National Association. Wells Fargo Bank, National Association is also the trustee under our 4% convertible senior notes due 2017. Subject to certain exceptions, the terms of our credit agreement facility contains covenants that restrict our ability to, among other things, incur additional indebtedness or guarantees.

We have summarized certain general features of the debt securities from the indenture. A form of indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	whether the securities will be senior or subordinated;

•	applicable subordination provisions, if any;

•	conversion or exchange into other securities;

•	whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	any restriction or condition on the transferability of the securities;

•	any addition or change in the provisions related to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders of the securities upon the occurrence of specified events; and

•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may offer warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The description in the applicable prospectus supplement of any warrants we offer does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. You should read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

General

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash the amount of common stock, preferred stock or debt securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; or

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; or

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the shares offered hereby.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Stancil E. Barton, Esq., our Executive Vice President and General Counsel. In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Mr. Barton, another member of the Office of the General Counsel, and/or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts, except the SEC registration fee, are estimates.

Amount to be paid*
SEC registration fee	$48,132
Legal fees and expenses	$25,000
Accounting fees and expenses	$20,000
Transfer agent and registrar fees and expenses	$10,000
Trustees’ fees and expenses	$10,000
Stock exchange listing fees	$5,000
Printing and engraving costs	$5,000
Miscellaneous	$20,000

Total	$143,132

*	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

Item 15. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 102 of the General Corporation Law of the State of Delaware, or the DGCL, allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and to purchase indemnity insurance on behalf of its directors and officers.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption shall be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Pursuant to Section 102(b)(7) of the DGCL, Article Nine of our amended and restated certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends, stock purchases or stock redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

Our amended and restated by-laws provide that we shall indemnify, to the fullest extent authorized by law, any director or officer made party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director or officer of us or any predecessor, or serves or served any other enterprise as a director or officer at our request. Such indemnification rights shall continue as to a person who has ceased to be a director or officer. Such indemnification rights shall survive any repeal or modification of the indemnification provisions, to the extent such rights were in existence at the time of such repeal or modification. Pursuant to the amended and restated by-laws, we are not obligated to indemnify a director or officer in a proceeding initiated by such director or officer against us or our directors and officers unless our board of directors consents to such proceeding. Our amended and restated by-laws also permit us to purchase and maintain insurance for any director or officer, or any director or officer serving at our request as a director, officer, employee or agent of another enterprise, against any liability asserted against such person in such capacity. We carry standard directors’ and officers’ liability insurance for the benefit of our directors and officers.

We may enter into indemnification agreements with our directors and executive officers. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.

Item 16. Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to NFP’s Registration Statement on Form S-1 (Amendment No. 4) (No. 333-105104) filed on September 15, 2003)

4.2	Form of Second Amended and Restated Stockholders Agreement, dated as of February 13, 2004, among National Financial Partners Corp., Apollo Investment Fund IV, LP and each of the stockholders party thereto (incorporated by reference to Exhibit 4.2 to NFP’s Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 12, 2004)

4.3	Form of Lock-up Agreement (incorporated by reference to Exhibit 4.3 to NFP’s Annual Report on Form 10-K for the year ended December 31, 2003)

4.4*	Specimen preferred stock certificate

4.5*	Form of Certificate of Designation of preferred stock

4.6*	Form of debt securities

4.7**	Form of Indenture, to be entered into between National Financial Partners Corp. and Wells Fargo Bank, National Association, as trustee

4.8*	Form of Warrant Agreement (including form of Warrant Certificate)

5.1**	Opinion of Stancil E. Barton, Esq.

12.1**	Statement of computation of ratios of earnings to combined fixed charges and preferred dividends

23.1**	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2**	Consent of Stancil E. Barton, Esq. (included in Exhibit 5.1)

24.1**	Power of Attorney (included on signature page hereto)

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee under the Indenture

*	To be filed by amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.
**	Filed herewith

Item 17. Undertakings.

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) The undersigned registrant hereby undertakes that:

(i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 7, 2012.

NATIONAL FINANCIAL PARTNERS CORP.

By:	/s/ Jessica M. Bibliowicz
Name:	Jessica M. Bibliowicz
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of National Financial Partners Corp., a Delaware corporation, hereby constitutes and appoints Jessica M. Bibliowicz, Douglas W. Hammond, Donna J. Blank and Stancil E. Barton and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jessica M. Bibliowicz	Chairman and Chief Executive Officer (Principal executive officer)	September 7, 2012
Jessica M. Bibliowicz

/s/ Donna J. Blank	Executive Vice President and Chief Financial Officer (Principal financial officer)	September 7, 2012
Donna J. Blank

/s/ Brett R. Schneider	Senior Vice President and Controller (Principal accounting officer)	September 7, 2012
Brett R. Schneider

/s/ Stephanie W. Abramson	Director	September 7, 2012
Stephanie W. Abramson

/s/ Patrick S. Baird	Director	September 7, 2012
Patrick S. Baird

/s/ R. Bruce Callahan	Director	September 7, 2012
R. Bruce Callahan

/s/ John A. Elliott	Director	September 7, 2012
John A. Elliott

/s/ J. Barry Griswell	Director	September 7, 2012
J. Barry Griswell

/s/ Marshall A. Heinberg	Director	September 7, 2012
Marshall A. Heinberg

/s/ Kenneth C. Mlekush	Director	September 7, 2012
Kenneth C. Mlekush